Exhibit 1.2

Form for the disclosure of securities transactions in the own issuing institution



Part 1


1.  Name of issuing institution:                       New Skies Satellites N.V.

2.  Name of person obliged to notify:                  New Skies Satellites N.V.


Sort of security
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3.  Sort of security:                                  Ordinary shares

           (Share/Bond/Option/Warrant/other)

4.  To be filled out if applicable:

           Nominal value of the security:              0.05EUR

           Optional series (call option/put option):

           Exercise price:

           Expiration date:


Transaction in the security indicated in questions 3 and 4
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5.  Date of the transaction:                           20-05-03

6a. Number of securities acquired in the transaction:  50,000

 b. Number of securities sold in the transaction:

7.  Price of the securities:                           5.11 EUR

8. Open/Close (in case of options)



To the best of my knowledge and belief I certify that the information set forth in this statement is true, complete and correct:


Mary J. Dent, General Counsel of New Skies Satellites N.V.,
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Name

Rooseveltplantsoen 4                                             May 21, 2003
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Address                                                          Date

2517 KR The Hague
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Postal code & city & country                                     Signature